Delaware The First State Page 1 3248507 8100 Authentication: 203044065 SR# 20231225727 Date: 03-30-23 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF “DIGITAL MEDIA SOLUTIONS, INC.”, FILED IN THIS OFFICE ON THE THIRTIETH DAY OF MARCH, A.D. 2023, AT 2:05 O`CLOCK P.M.

State of Delaware Secretary of State Division of Corporations Delivered 02:05 PM 03/30/2023 FILED 02:05 PM 03/30/2023 SR 20231225727 - FileNumber 3248507 CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS OF SERIES B CONVERTIBLE REDEEMABLE PREFERRED STOCK PURSUANT TO SECTION 151 OF THE DELA WARE GENERAL CORPORATION LAW The undersigned, Joseph Marinucci, does hereby certify that: 1. He is the Chief Executive Officer of Digital Media Solutions, Inc., a Delaware corporation (the "Corporation"). 2. The Corporation is authorized to issue 100,000,000 shares of preferred stock, par value $0.0001 per share, of which no shares have been previously designated. 3. The following resolutions were duly adopted by the board of directors of the Corporation (the "Board of Directors''): WHEREAS, the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation''), provides for a class of its authorized stock known as preferred stock, consisting of 100,000,000 shares, $0.0001 par value per share, issuable from time to time in one or more series; WHEREAS, the Board of Directors is authorized by resolution to provide for the issuance of preferred stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions thereof; and WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as described above, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of 60,000 shares of the preferred stock which the Corporation has the authority to issue. NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock to be designated "Series B Convertible Redeemable Preferred Stock" and does hereby fix and determine the designation, powers, privileges, preferences and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions thereof as follows: Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings: "Accelerated Redemption" shall have the meaning set forth in Section 9(b). "Adjustment Right" means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with Section 7(e)) of Common Stock that could result in a decrease in the net consideration received by the Corporation in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act. "Alternate Consideration" shall have the meaning set forth in Section 7(d). "Alternate Conversion Price" shall have the meaning set forth in Section 6(b). "Applicable Price" shall have the meaning set forth in Section 7(e). "Bankruptcy Triggering Event" shall have the meaning set forth in Section 9(d). "Beneficial Ownership Limitation" shall have the meaning set forth in Section 6(d). "Black Scholes Consideration Value" means the value of the applicable Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance thereof calculated using the Black Scholes Option Pricing Model obtained from the "OV" function on Bloomberg utilizing: (i) an underlying price per share equal to the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option, Convertible Security or Adjustment Right (as the case may be), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be), (iii) a zero cost of borrow and (iv) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be). "Business Day" means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State ofNew York are authorized or required by law or other governmental action to close. "Buy-In" shall have the meaning set forth in Section 6(c)(iv). "Change of Control Date" shall have the meaning set forth in Section 9(g). "Change of Control Price" shall have the meaning set forth in Section 9(g). "Change of Control Notice" shall have the meaning set forth in Section 9(g). "Change of Control Redemption" shall have the meaning set forth in Section 9(g). "Change of Control Redemption Date" shall have the meaning set forth in Section 9(g). "Change of Control Redemption Price" shall have the meaning set forth in Section 9(g). "Change of Control Redemption Notice" shall have the meaning set forth in Section 9(g). "Change of Control Transaction" means the occurrence after the date hereof of any of (a) an acquisition by an individual or legal entity or "group" ( as described in Rule 13d-5(b )(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of 2 capital stock of the Corporation, by contract or otherwise) of in excess of 33% of the voting securities of the Corporation (other than by means of the issuance, sale, conversion or exercise of Series A Preferred Stock or Series B Preferred Stock), (b) the Corporation merges into or consolidates with any other Person, or any Person merges into or consolidates with the Corporation and, after giving effect to such transaction, the stockholders of the Corporation immediately prior to such transaction own less than 66% of the aggregate voting power of the Corporation or the successor entity of such transaction, ( c) the Corporation ( and all of its Subsidiaries, taken as a whole) sells or transfers all or substantially all of its assets to another Person and the stockholders of the Corporation immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, ( d) a replacement at one time or within a one year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date ( or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the Original Issue Date), or (e) the execution by the Corporation of an agreement to which the Corporation is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above. "Closing" means the closing of the purchase and sale of the Series B Preferred Stock pursuant to Section 2.1 of the Purchase Agreement. "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Trading Market, as reported by Bloomberg, or, if the Trading Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Trading Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Corporation and the Holders of a majority of the then outstanding shares of Preferred Stock. If the Corporation and the Holders of a majority of the then outstanding shares of Preferred Stock are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section lO(k). All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period. "Closing Date" means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto and all conditions precedent to (i) each Holder's obligations to pay the Purchase Price and (ii) the Corporation's obligations to deliver the Series B Preferred Stock have been satisfied or waived. "Commission" means the United States Securities and Exchange Commission. 3

"Common Stock" means the Corporation's Class A common stock, $0.0001 par value per share, and stock of any other class of securities into which such securities may hereafter be reclassified, converted or changed. "Common Stock Equivalents" means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock. "Conversion Amount" means the sum of the Stated Value at issue and all accrued and unpaid dividends at issue. "Conversion Date" shall have the meaning set forth in Section 6(a). "Conversion Price" shall have the meaning set forth in Section 6(b). "Convertible Securities" means any stock or other security ( other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any Common Stock. "Conversion Shares" means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock in accordance with the terms hereof. 9(a). "Corporation's Mandatory Redemption Price" shall have the meaning set forth in Section "Dilutive Issuance" shall have the meaning set forth in Section 7(e) "Dividend Date" shall have the meaning set forth in Section 3(b). "Dividend Rate" means four percent (4.0%) per annum. "Dividends" shall have the meaning set forth in Section 3(a). "Equity Conditions" means during the period in question: (a) the Corporation shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Holders, if any, (b) there is an effective registration statement ("Registration Statement'') under the Securities Act pursuant to which the Holders are permitted to utilize the prospectus thereunder to resell all of the Common Stock issuable pursuant to the Certificate of Designation (and the Corporation believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) or (ii) all of the Conversion Shares issuable pursuant to the Certificate of Designation may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Corporation as set forth in a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the Holders, (c) the Common Stock are trading on a Trading Market (and the Corporation believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), ( d) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of 300% of all the shares then issuable pursuant to the Certificate of Designation, ( e) there is no existing breach of any of the representations, warranties, covenants or agreements made by the Corporation in the 4

Transaction Documents, and no existing event which, with the passage of time or the giving of notice, would constitute such a breach, (f) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, (g) the limitations set forth under Section 6(d) will not be exceeded upon any requested conversion and (h) for each of the twenty (20) Trading Days prior to the applicable date in question, the closing price of the Common Stock on the Trading Market is at least equal to the Floor Price. "Escrow Agreement" means the escrow agreement to be entered into in connection with the Purchase Agreement, by and among the Corporation, Continental Stock Transfer & Trust Company, and the holder representative party thereto (the "Holder Representative"). "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. "Exchange Cap" shall have the meaning given such term in Section 6(e). "Exchange Cap Allocation" shall have the meaning given such term in Section 6(e). "Exchange Cap Shares" shall have the meaning given such term in Section 6(e). "Exempt Issuance" has the meaning set forth in the Purchase Agreement. "Floor Price" means $0.484. "Fundamental Transaction" shall have the meaning set forth in Section 7(d). "Holder" shall have the meaning given such term in Section 2. "Holder's Optional Triggered Notice" shall have the meaning given such term in Section "Installments" shall have the meaning given such term in Section 9(a). "Intellectual Property Rights" means, with respect to the Corporation and its Subsidiaries, all of their rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor. "Lien" means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature affecting property, real or personal, tangible or intangible, including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset, any lease in the nature thereof and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute of any jurisdiction). "Liguidation" shall have the meaning set forth in Section 5. 5

9(a). "Monthly Mandatory Redemption" shall have the meaning given such term in Section 9(a). "Monthly Mandatory Redemption Date" shall have the meaning given such term in Section "Monthly Mandatory Redemption Share Amount" shall have the meaning given such term in Section 9(a). "New Issuance Price" shall have the meaning set forth in Section 7(e). "Notice of Conversion" shall have the meaning set forth in Section 6(a). "Optional Triggering Event Right Commencement Date" shall have the meaning given such term in Section 9(c). "Optional Triggering Event Notice" shall have the meaning given such term in Section 9(c). "Original Issue Date" means the date of the first issuance of any shares of the Series B Preferred Stock regardless of the number of transfers of any particular shares of Series B Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series B Preferred Stock. "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities. "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government ( or an agency or subdivision thereof) or other entity of any kind. "Primary Security" shall have the meaning set forth in Section 7(e){iv). "Purchase Agreement" means the Securities Purchase Agreement, dated as of March 29, 2023, among the Corporation and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms. "Purchase Price" means, as to each Holder, the aggregate dollar amount to be paid for the Series B Preferred Stock pursuant to the Purchase Agreement. "Redemption" means any of or collectively all of an Accelerated Redemption, Monthly Mandatory Redemption, Triggering Event Redemption, Triggered Optional Redemption,_Change of Control Redemption "Redemption Price" means any of the Corporation's Mandatory Redemption Price, Triggering Event Redemption Price and the Change of Control Redemption Price, as applicable. "Registration Rights Agreement" means the Registration Rights Agreement, dated as of March 30, 2023, among the Corporation and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms. "Secondary Security" shall have the meaning set forth in Section 7(d). 6

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. "Series A Preferred Stock" shall have the meaning set forth in Section 2. "Series A Preferred Stock Certificate of Designation" means the Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Redeemable Preferred Stock of the Corporation, dated as of the date hereof. "Series B Preferred Stock" shall mean the Series B Convertible Redeemable Preferred Stock of the Corporation. "Share Delivery Date" shall have the meaning set forth in Section 6(c). "Stated Value" shall have the meaning set forth in Section 2. "Subsidiary" means any subsidiary of the Corporation as set forth on Schedule 3. l(a) of the Purchase Agreement and shall, where applicable, also include any direct or indirect subsidiary of the Corporation formed or acquired after the date of the Purchase Agreement. "Successor Entity" shall have the meaning set forth in Section 7(d). "Trading Day" means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Trading Market, or, if the Trading Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4: 00: 00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange ( or any successor thereto) is open for trading of securities. "Trading Market" means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing). "Transaction Documents" means this Certificate of Designation, the Series A Preferred Stock Certificate of Designation, the Purchase Agreement, the Registration Rights Agreement, the Warrants, the Escrow Agreement, the Financial Advisory Agreement, the Lock-Up Agreements, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated pursuant to the Purchase Agreement, in each case as amended, modified or supplemented from time to time in accordance with its terms. "Transfer Agent" means Continental Stock Transfer & Trust Company, and any successor transfer agent of the Corporation. "Triggered Optional Redemption Amount" shall have the meaning set forth in Section 9(c). 7

"Triggering Event" shall have the meaning set forth in Section 9(e). "Triggering Event Redemption" shall have the meaning set forth in Section 9(e). "Triggering Event Right Commencement Date" shall have the meaning set forth in Section "Triggering Event Right Period" shall have the meaning set forth in Section 9(e). "Triggering Event Redemption Date" shall have the meaning set forth in Section 9(e). "Triggering Event Redemption Notice" shall have the meaning set forth in Section 9(e). "Triggering Event Redemption Price" shall have the meaning set forth in Section 9(e). "Triggered Optional Event" shall have the meaning set forth in Section 9(c). "Triggered Optional Redemption" shall have the meaning set forth in Section 9(c). "Triggered Optional Redemption Date" shall have the meaning set forth in Section 9(c). "Valuation Event" shall have the meaning set forth in Section 7(e)(iv). "VW AP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB orOTCQX and if prices for the Common Stock is then reported in The Pink Open Market ( or a similar organization or agency succeeding to its functions ofreporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Series B Preferred Stock then outstanding and reasonably acceptable to the Corporation, the fees and expenses of which shall be paid by the Corporation. "Warrants" has the meaning set forth in the Purchase Agreement. Section 2. Designation, Amount and Par Value. The series of preferred stock shall be designated as "Series B Convertible Redeemable Preferred Stock" (the "Series B Preferred Stock") and the number of shares of such series shall be 60,000 (which shall not be subject to increase without the written consent of the holders of a majority of the then outstanding shares of the Series B Preferred Stock ( each, a "Holder" and collectively, the "Holders")). Each share of Series B Preferred Stock shall have a par value of $0.0001 per share and a stated value equal to $111.11 ( as adjusted for any stock splits, stock dividends, recapitalizations, or similar transaction with respect to the Series B Preferred Stock, the "Stated Value"). Section 3. Dividends. 8

( a) From and after the Original Issue Date, each Holder shall be entitled to receive dividends ("Dividends"), which Dividends shall be cumulative and shall continue to accrue and compound annually whether or not declared and whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year. Dividends on the Series B Preferred Stock shall commence accumulating on the Original Issue Date and shall be computed on the basis of a 360-day year and twelve 30-day months. (b) Dividends shall be payable on each Conversion Date and Redemption Date ( each, a "Dividend Date"), as applicable, to the record holders of the Series B Preferred Stock on the applicable Dividend Date in accordance with the terms of the applicable conversion or redemption. Section 4. Voting Rights. (a) For purposes of determining the presence of a quorum at any meeting of the stockholders of the Corporation at which the shares of Series B Preferred Stock are entitled to vote and the voting power of the shares of Series B Preferred Stock, each Holder of outstanding shares of Series B Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such shares of Series B Preferred Stock are then convertible, disregarding, for such purposes, any limitations on conversion set forth herein. (b) Except as otherwise required by the Delaware General Corporation Law or the Certificate of Incorporation (including this Certificate of Designation), each share of Series B Preferred Stock shall be entitled to vote on each matter submitted to a vote of the stockholders generally and shall vote together with the Common Stock and any other class or series of capital stock entitled to vote thereon as a single class and on an as converted to Common Stock basis. Notwithstanding the foregoing, at no time shall the voting power of a share of Series B Preferred Stock voting on an as converted basis exceed the voting power of such share on the Initial Issuance Date based upon the Conversion Price of $0.6453 per share. Notwithstanding anything to the contrary in the first sentence of this Section 4(b), in addition, as long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series B Preferred Stock, voting as a separate class, (i) alter or change the powers, preferences or rights of the Series B Preferred Stock so as to affect them adversely, (ii) amend the Certificate ofincorporation or other charter documents in a manner adverse to the Holders, (iii) increase the number of authorized shares of Series B Preferred Stock, or (iv) enter into any agreement with respect to any of the foregoing. Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation"), prior and in preference to the Common Stock and after the payment of all preferential amounts required to be paid to the holders of shares of Series A Preferred Stock pursuant to the Series A Preferred Stock Certificate of Designation, the Holders shall be entitled to receive out of the assets available for distribution to stockholders an amount equal in cash to 115% of the aggregate Stated Value of all shares of Series B Preferred Stock held by such Holder, plus any accrued but unpaid Dividends thereon any other fees then due and owing thereon under this Certificate of Designation, and no more, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be ratably distributed among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The preference set forth in this Section 5 with respect to distributions to the Series B Preferred Stock upon a Liquidation shall apply mutatis mutandis to any distributions to be made upon the consummation of a Fundamental Transaction. The Corporation shall mail written notice of any such Liquidation or Fundamental Transaction not less than 45 days prior to the payment date stated therein, to each Holder. To the extent necessary, the Corporation shall cause such actions to be taken by each of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation to be distributed to the 9

Holders in accordance with this Section 5. All the preferential amounts to be paid to the Holders under this Section 5 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation funds of the Corporation to the holders of shares of the Common Stock in connection with a Liquidation as to which this Section 5 applies. Section 6. Conversion. (a) Conversions at Option of Holder. Subject to Section 6(d), each share of Series B Preferred Stock shall be convertible, at any time and from time to time only after the Original Issuance Date, at the option of the Holder thereof, into that number of shares of Common Stock determined by dividing the Stated Value of such share of Series B Preferred Stock by the Conversion Price or the Alternate Conversion Price, as the case may be. Holders shall effect conversions by delivering to the Corporation and the Holder Representative a conversion notice in the form attached hereto as Annex A (a ''Notice of Conversion"). Each Notice of Conversion shall specify the number of shares of Series B Preferred Stock to be converted, the number of shares of Series B Preferred Stock owned prior to the conversion at issue, the number of shares of Series B Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers such Notice of Conversion to the Corporation (such date, the "Conversion Date"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be as of the close of business on the Business Day that such Notice of Conversion is delivered to the Corporation, or if such day is not a Business Day or if the Notice of Conversion is delivered after regular business hours, the next Business Day. No ink original Notice of Conversion shall be required, nor shall any medallion guarantee ( or other type of guarantee or notarization) of any Notice of Conversion form be required. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. From and after the Conversion Date, until presented for transfer or exchange, certificates that previously represented shares of Series B Preferred Stock shall represent, in lieu of the number of shares of Series B Preferred Stock previously represented by such certificate, the number of shares of Series B Preferred Stock, if any, previously represented by such certificate that were not converted pursuant to the Notice of Conversion, plus the number of shares of Conversion Shares into which the shares of Series B Preferred Stock previously represented by such certificate were converted. To effect conversions of shares of Series B Preferred Stock, a Holder shall not be required to surrender the certificate(s), if any, representing the shares of Series B Preferred Stock to the Corporation unless all of the shares of Series B Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Series B Preferred Stock promptly following the Conversion Date at issue. Shares of Series B Preferred Stock converted into Common Stock shall be canceled and shall not be reissued. (b) Conversion Price. The conversion price for the Series B Preferred Stock shall equal $0.56 per share, subject to adjustment herein (the "Conversion Price"); provided, however, that in lieu of the applicable Conversion Price, as adjusted herein, the Holder may elect to apply an alternate Conversion Price (the "Alternate Conversion Price") equal to the lesser of (i) 90% of the arithmetic average of the three lowest daily VW APs of the 20 Trading Days prior to the applicable Conversion Date or (ii) 90% of the VW AP of the trading day prior to the applicable Conversion Date; provided that neither the Conversion Price nor the Alternate Conversion Price shall be below the Floor Price. ( c) Mechanics of Conversion 1. Delivery of Conversion Shares Upon Conversion. Not later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) after each Conversion Date (the "Share Delivery Date"), the

Corporation shall deliver, or cause to be delivered, to the converting Holder the number of Conversion Shares being acquired upon the conversion of the Series B Preferred Stock. If such Conversion Shares may be issued free of restrictive legends and trading restrictions, the Corporation shall cause such Conversion Shares to be issued free of such restrictive legends and trading legends. The Corporation shall use its reasonable best efforts to deliver the Conversion Shares required to be delivered by the Corporation under this Section 6 electronically through the Depository Trust Company or another established clearing corporation performing similar functions. As used herein, "Standard Settlement Period" means the standard settlement period, expressed in a number of Trading Days, on the Corporation's primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Conversion. 11. Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such Conversion Shares, to rescind such Conversion, in which event the Corporation shall promptly return to the Holder any original Series B Preferred Stock certificate delivered to the Corporation and the Holder shall promptly return to the Corporation the Conversion Shares issued to such Holder pursuant to the rescinded Notice of Conversion. 111. Obligation Absolute; Partial Liquidated Damages. Subject to Section 6(d), the Corporation's obligation to issue and deliver the Conversion Shares upon conversion of Series B Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other Person, and irrespective of any other circumstance, which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Corporation of any such action that the Corporation may have against such Holder. In the event a Holder shall elect to convert any or all of the Stated Value of its Series B Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, other than pursuant to Section 6( d), unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Series B Preferred Stock of such Holder shall have been sought and obtained, and the Corporation posts a surety bond for the benefit of such Holder in the amount of 150% of the Stated Value of the Series B Preferred Stock which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, subject to Section 6(d), the Corporation shall issue Conversion Shares and, if applicable, cash, upon a properly noticed conversion. If the Corporation fails to deliver to a Holder such Conversion Shares pursuant to Section 6(c)(i) by the Share Delivery Date applicable to such conversion, other than pursuant to Section 6(d), the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Stated Value of Series B Preferred Stock being converted, 11

$50 per Trading Day (increasing to $100 per Trading Day on the third Trading Day after the Share Delivery Date and increasing to $200 per Trading Day on the sixth Trading Day after the Share Delivery Date) for each Trading Day after the Share Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder's right to pursue actual damages for the Corporation's failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law. iv. Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Corporation fails for any reason to deliver to a Holder the applicable Conversion Shares by the Share Delivery Date pursuant to Section 6(c)(i), and if after such Share Delivery Date such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder's brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a "Buy-In"), then the Corporation shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount, if any, by which (x) such Holder's total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the shares of Series B Preferred Stock equal to the number of shares of Series B Preferred Stock submitted for conversion (in which case, such conversion shall be deemed rescinded) or deliver to such Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(c)(i). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series B Preferred Stock with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such Holder $1,000. The Holder shall provide the Corporation written notice indicating the amounts payable to such Holder in respect of the Buy-In and, upon request of the Corporation, evidence of the amount of such loss. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation's failure to timely deliver the Conversion Shares upon conversion of the shares of Series B Preferred Stock as required pursuant to the terms hereof. v. Reservation of Shares Issuable Upon Conversion. From and after the Original Issue Date and until no shares of Series B Preferred Stock remain outstanding, the Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series B Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders 12 of the Series B Preferred Stock), not less than 150% of the aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account any adjustments under Section 7) upon the conversion of the then outstanding shares of Series B Preferred Stock at the Alternate Conversion Price. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and non-assessable. vi. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series B Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share. Notwithstanding anything to the contrary contained herein, but consistent with the provisions of this subsection with respect to fractional Conversion Shares, nothing shall prevent any Holder from converting fractional shares of Series B Preferred Stock. vii. Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of the Series B Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holders of such shares of Series B Preferred Stock and the Corporation shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The Corporation shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company ( or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares. (d) [RESERVED.] ( e) Principal Market Regulation. The Corporation shall not issue any shares of Common Stock upon conversion of any Preferred Stock or otherwise pursuant to the terms of this Certificate of Designations if the issuance of such shares of Common Stock (together with any shares issued upon exercise of any Warrants) would exceed the aggregate number of shares of Common Stock which the Corporation may issue upon conversion of the Pref erred Stock or otherwise pursuant to the terms of this Certificate of Designations without breaching the Corporation's obligations under the rules or regulations of the Trading Market (the number of shares which may be issued without violating such rules and regulations, the "Exchange Cap"), except that such limitation shall not apply in the event that the Corporation (A) obtains the approval of its stockholders as required by the applicable rules of the Trading Market for issuances of shares of Common Stock in excess of such amount, (B) obtains a written opinion from outside counsel to the Corporation that such approval is not required, which opinion shall be reasonably satisfactory to the holders of a majority of the outstanding shares of Preferred Stock or (C) issues the Preferred Stock through an effective registration statement in connection with a public offering in accordance with the rules and regulations of the Trading Market. Until such approval or such written opinion is obtained, or unless such effective registration statement is available, no Holder shall be issued in the aggregate, upon 13 conversion of any Preferred Stock or otherwise pursuant to the terms of this Certificate of Designations, shares of Common Stock (together with any shares issued upon exercise of any Warrants) in an amount greater than the product of (i) the Exchange Cap as of the Original Issuance Date multiplied by (ii) the quotient of (1) the aggregate original Stated Value of the Preferred Stock issued to such Holder divided by (2) the aggregate original Stated Value of the Preferred Stock issued to all Holders (with respect to each Holder, the "Exchange Cap Allocation"). In the event that any Holder shall sell or otherwise transfer any of such Holder's shares of Preferred Stock, the transferee shall be allocated a pro rata portion of such Holder's Exchange Cap Allocation with respect to such portion of such Preferred Stock so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation so allocated to such transferee. Upon conversion in full of a Holder's Preferred Stock, the difference (if any) between such Holder's Exchange Cap Allocation and the number of shares of Common Stock actually issued to such Holder upon such Holder's conversion in full of such Preferred Stock shall be allocated to the respective Exchange Cap Allocations of the remaining Holders of Preferred Stock on a pro rata basis in proportion to the shares of Common Stock underlying the Preferred Stock then held by each such Holder of Preferred Stock. In the event that the Corporation is prohibited from issuing any shares of Common Stock pursuant to this Section 6( e) (the "Exchange Cap Shares") to a Holder, the Corporation shall pay cash to such Holder in exchange for the redemption of such number of shares of Preferred Stock held by the Holder that are not convertible into such Exchange Cap Shares at a price equal to the sum of (i) the product of (x) such number of Exchange Cap Shares and (y) the Closing Sale Price on the Trading Day immediately preceding the date such Holder delivers the applicable Notice of Conversion with respect to such Exchange Cap Shares to the Corporation and (ii) to the extent such Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of Exchange Cap Shares, brokerage commissions, if any, of such Holder incurred in connection therewith. Section 7. Certain Adjustments. (a) Stock Dividends and Stock Splits. If the Corporation, at any time while the Series B Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions that is payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, the Series B Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price and the Floor Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification. Notwithstanding the foregoing in no event may the Conversion Price be less than the par value per share of Series B Preferred Stock. (b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 7(a) above, if at any time the Corporation grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock or any class thereof (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could 14 have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder's Series B Preferred Stock (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder's right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent ( or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). (c) Distributions. During such time as the Series B Preferred Stock is outstanding, if the Corporation declares or makes any dividend or other distribution of its assets ( or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series B Preferred Stock (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent ( or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). (d) Fundamental Transaction. If, at any time while the Series B Preferred Stock is outstanding, (i) the Corporation, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Corporation with or into another Person, (ii) the Corporation ( and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of at least 50% of the outstanding Common Stock, (iv) the Corporation, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Corporation, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) ( each a "Fundamental 15

Transaction"), then, upon any subsequent conversion of the Series B Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 6( d) on the conversion of the Series B Preferred Stock), the number of shares of Common Stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and any additional consideration (the "Alternate Consideration'') receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the Series B Preferred Stock is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 6(d) on the conversion of the Series B Preferred Stock). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of the Series B Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate ofDesignation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders' right to convert such preferred stock into Alternate Consideration. The Corporation shall cause any successor entity in a Fundamental Transaction in which the Corporation is not the survivor (the "Successor Entity") to assume in writing all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents in accordance with the provisions of this Section 7(d) pursuant to written agreements in customary form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for the Series B Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Series B Preferred Stock which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of the Series B Preferred Stock (without regard to any limitations on the conversion of the Series B Preferred Stock) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of the Series B Preferred Stock immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designation and the other Transaction Documents referring to the "Corporation" shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Corporation herein. (e) Adjustment of Conversion Price upon Issuance of Common Stock. Except in respect of any Exempt Issuance, if and whenever on or after the Original Issue Date the Corporation issues or sells, or in accordance with this Section 7(e) is deemed to have issued or sold, any Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account 16 of the Corporation for a consideration per share (the "New Issuance Price") less than a price equal to the Conversion Price in effect immediately prior to such issuance or sale or deemed issuance or sale (such Conversion Price then in effect is referred to herein as the "Applicable Price") (the foregoing a "Dilutive Issuance''), then, immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the greater of the New Issuance Price and the Floor Price. For all purposes of the foregoing (including, without limitation, determining the adjusted Conversion Price and the New Issuance Price under this Section 7(e)), the following shall be applicable: (i) Issuance of Options. If the Corporation in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Applicable Price, then such Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Option for such price per share. For purposes of this Section ~ the "lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any convertible securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof' shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable ( or may become issuable assuming all possible market conditions) upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof, minus (2) the sum of all amounts paid or payable to the holder of such Option ( or any other Person) with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof plus the value of any other consideration consisting of cash, debt forgiveness, assets or any other property received or receivable by, or benefit conferred on, the holder of such Option ( or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such Corporation or of such Convertible Securities upon the exercise of such Options or otherwise pursuant to the terms thereof or upon the actual issuance of such Corporation upon conversion, exercise or exchange of such Convertible Securities. (ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the lowest price per share for which Common Stock are at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Price, then such Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 7(e)(ii), the "lowest price per share for which one share of Common Stock is at any time issuable ( or may become issuable assuming all possible market conditions) upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof' shall be equal to (1) the lower of 17

(x) the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) with respect to any one share of Common Stock upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable consisting of cash, debt forgiveness, assets or other property by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion, exercise or exchange of such Convertible Securities or otherwise pursuant to the terms thereof, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price has been or is to be made pursuant to other provisions of this Section 7(e). except as contemplated below, no further adjustment of the Conversion Price shall be made by reason of such issuance or sale. (iii) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Stock increases or decreases at any time ( other than proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 7{a) above), the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate (as the case may be) at the time initially granted, issued or sold. For purposes of this Section 7(e)(iii). if the terms of any Option or Convertible Security that was outstanding as of the Original Issue Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 7(e) shall be made if such adjustment would result in an increase of the Conversion Price then in effect. (iv) Calculation of Consideration Received. If any Option and/or Convertible Security and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Corporation ( as determined by the Holder, the "Primary Security." and such Option and/or Convertible Security and/or Adjustment Right, the "Secondary Securities"), together comprising one integrated transaction ( or one or more transactions if such issuances or sales or deemed issuances or sales of securities of the Corporation either (A) have at least one investor or purchaser in common, (B) are consummated in reasonable proximity to each other and/or (C) are consummated under the same plan of financing), the aggregate consideration per share of Common Stock with respect to such Primary Security shall be deemed to be equal to the difference of (x) the lowest price per share for which one share of Common Stock was issued ( or was deemed to be issued pursuant to Section 18

7(e)(i) or 7(e)(ii) above, as applicable) in such integrated transaction solely with respect to such Primary Security, minus (y) with respect to such Secondary Securities, the sum of (I) the Black Scholes Consideration Value of each such Option, if any, (II) the fair market value (as determined by the Holder in good faith) or the Black Scholes Consideration Value, as applicable, of such Adjustment Right, if any, and (III) the fair market value (as determined by the Holder) of such Convertible Security, if any, in each case, as determined on a per share basis in accordance with this Section 7(e)(iv). If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the net amount of consideration received by the Corporation therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Corporation ( for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Corporation for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving entity, the amount of consideration therefor (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Corporation and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th ) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Corporation and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Corporation. (v) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase ( as the case may be). (f) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 11100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum 19 of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding. (g) Notice of Holders. 1. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder by facsimile or email a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. ii. Notice to Allow Conversion by Holder. If (A) the Corporation shall declare a dividend ( or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation (and all of its Subsidiaries, taken as a whole), or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the Series B Preferred Stock, and shall cause to be delivered by email to each Holder at its last email address as it shall appear upon the stock books of the Corporation, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Corporation or any of the Subsidiaries, the Corporation shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert the Conversion Amount of the Series B Preferred Stock ( or any part hereof) during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein. Section 8. Covenants. As long as any shares of Series B Preferred Stock remain outstanding, unless the Holders of a majority of the then outstanding shares of the Series B Preferred Stock shall have otherwise given prior written consent (which consent may be withheld, delayed or conditioned in the sole discretion of such Holders): 20

(a) the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly enter into, create, incur, assume or suffer to exist any Liens, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom other than Liens existing on the Original Issue Date; (b) the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly amend its charter documents, including, without limitation, its Certificate of Incorporation and bylaws and this Certificate of Designations, in any manner that materially and adversely affects any rights of the Holders; ( c) the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly redeem, repay, repurchase or offer to repay, repurchase or otherwise acquire any capital stock, except as required by the Certificate of Designation, the Series A Preferred Stock Certificate of Designation or de minimis number of shares of its Common Stock or Common Stock Equivalents, or any indebtedness, except for principal and interest payments as such terms are in effect as of the Original Issue Date; (d) the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly pay cash dividends or distributions on any equity securities, other than to make any cash payments with respect to the Series A Preferred Stock or Series B Preferred Stock; ( e) the Corporation shall not issue any Series B Preferred Stock ( other than as contemplated by this Certificate of Designation) or issue any other securities that would cause a breach or default under this Certificate of Designation or the Transaction Documents; (f) the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Corporation and each of its Subsidiaries on the Original Issue Date, or modify its or their corporate structure or purpose; (g) the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly fail to maintain and preserve its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary; (h) the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly fail to take all action necessary or advisable to maintain all of the Intellectual Property Rights that are necessary or material to the conduct of its business in full force and effect; (i) the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly fail to maintain insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated; (j) the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly enter into any transaction with any Affiliate of the Corporation which would be required to be disclosed in any public filing with the Commission, unless such transaction is made 21 on an arm's-length basis and expressly approved by a majority of the disinterested directors of the Corporation ( even if less than a quorum otherwise required for board approval); (k) the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Corporation or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Corporation and its Subsidiaries in the ordinary course of business consistent with its past practice and (ii) sales of inventory and product in the ordinary course of business; (1) the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly enter into any agreement with respect to any of the foregoing; (m) the Corporation shall retain a minimum cash balance of $10,000,000 at all times while the Series B Preferred Stock is outstanding and will provide any Holder upon its request evidence of such minimum cash balance; and (n) the Corporation shall, on the Closing Date obtain the consent of the Holders of at least 51% of the Corporation's voting stock, and, within thirty (30) days of the Original Issue Date file with the Commission a Preliminary Information Statement on Schedule 14C approving the issuance of the Series A Preferred Stock, Series B Preferred Stock and related warrants and underlying shares of Common Stock and upon the earlier of ten days after such filing with the Commission if no comments are received from the Commission or two days after the last comment is received from the Commission file with the Commission a definitive Schedule 14C with the Commission. Section 9. Redemption (a) Mandatory Redemption. The Corporation shall redeem one-tenth of the number of shares of Series B Pref erred Stock issued on the Original Issue Date, on a pro rata basis among all of the Holders of Series B Preferred Stock commencing on the earlier of (a) the three-month anniversary of the Closing Date and on each successive monthly anniversary date thereafter and (b) the date the Registration Statement is declared effective and on each successive monthly anniversary date thereafter ( each, a "Monthly Mandatory Redemption Date") for, at the option of the Corporation, which option shall be identified by written notice to the Holders at least ten (10) Trading Days prior to each Monthly Mandatory Redemption Date, either (i) an amount in cash at a price per Series B Preferred Share equal to the sum of (x) 104.0% of the Stated Value plus (y) all accrued and unpaid Dividends and (z) all other amounts due in respect of the Series B Preferred Stock (the "Corporation's Mandatory Redemption Price"); (ii) in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock as set forth in this Section 9(a). or (iii) a combination thereof (the dollar amount to be paid in shares of Common Stock, the "Monthly Mandatory Redemption Share Amount") (such redemption, the "Monthly Mandatory Redemption"). On the Monthly Mandatory Redemption Date, the Corporation shall pay the Corporation's Mandatory Redemption Price, subject to any adjustment pursuant to the immediately preceding sentence, to the Holders of Series B Preferred Stock on a pro rata basis. If a Monthly Mandatory Redemption Date is not a Business Day, then the Corporation's Mandatory Redemption Price shall be due and payable on the Business Day immediately following such Monthly Mandatory Redemption Date. The Corporation shall pay the monthly Installments of the Corporation's Mandatory Redemption Price due under this Section 9(a) (the "Installments") to the Holders in cash; provided, that on or after June 16, 2023 if the Equity Conditions are fulfilled for 22 twenty (20) consecutive Trading Days immediately prior to applicable Mandatory Redemption Date the Corporation may choose to pay the installments in shares of Common Stock or a combination thereof. Shares of Common Stock used to pay an Installment will be valued at the lesser of (but in no event less than the Floor Price): (i) the prevailing Conversion Price (ii) 90% of the arithmetic average of the three lowest daily VW APs of the 20 Trading Days prior to the applicable Monthly Mandatory Redemption Date or (iii) 90% of the VW AP of the trading day prior to the applicable Monthly Mandatory Redemption Date. Installments may be deferred or reallocated to other dates at the Holders' discretion. If funds are not legally available for the payment of Monthly Mandatory Redemption and the Equity Conditions have not been met or waived on or prior to the Monthly Mandatory Redemption Date, then, at the election of such Holder, such Monthly Mandatory Redemption Share Amount shall accrue to the next Monthly Mandatory Redemption Date or shall be accreted to, and increase, the outstanding Stated Value. Monthly Mandatory Redemption Share Amount is payable in full on the Monthly Mandatory Redemption Date, if in cash, and within two (2) Trading Days after the Monthly Mandatory Redemption Date, if in shares of Common Stock. The Corporation covenants and agrees that it will honor all Notices of Conversion tendered up until the Monthly Mandatory Redemption Share Amount paid in full. (b) Accelerated Redemption. At the option of each Holder, the Holder may require the Corporation to redeem all of the shares of Series B Preferred Stock held by the Holder at any time on or after June 15, 2023 (the "Accelerated Redemption Date'') (any such redemption, an "Accelerated Redemption"). Any Accelerated Redemption shall be for, at the option of each Holder being redeemed: (i) cash at the Corporation's Mandatory Redemption Price, (ii) in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock as set forth in this Section 9(b), or (iii) a combination thereof (the dollar amount to be paid in shares of Common Stock). Shares of Common Stock used to pay the Accelerated Redemption payment will be valued at the lesser of (but in no event less than the Floor Price): (i) the prevailing Conversion Price (ii) 90% of the arithmetic average of the three lowest daily VW APs of the 20 Trading Days prior to the Accelerated Redemption Date or (iii) 90% of the VW AP of the trading day prior to the Accelerated Redemption Date. ( c) Triggered Optional Redemption. If at any time after the Original Issue Date, the Corporation or any Subsidiary thereof closes any debt or equity financing (the "Triggered Optional Event"), the Corporation shall within one (1) Business Day deliver written notice thereof via facsimile or electronic mail and overnight courier (with next day delivery specified) (an "Optional Triggering Event Notice'') to each Holder of Series B Preferred Stock. If at any time after the earlier of a Holder's receipt of an Optional Triggering Event Notice and such Holder becoming aware of an Triggering Optional Event (such earlier date, the "Optional Triggering Event Right Commencement Date'') and ending within ten ( l 0) days after the Optional Triggering Event Right Commencement Date, the Holder shall provide notice to the Corporation (the "Holder's Optional Triggered Notice"), at its option, to have proceeds of such financing used to redeem its shares of Series B Preferred Stock then the Corporation shall within five days of receipt of a Holder's Optional Triggered Notice (such fifth day being the "Triggered Optional Redemption Date'') redeem such number of shares of Series B Preferred Stock, on a pro rata basis for each Holder requesting redemption, equal to such number of shares of Series B Preferred Stock that may be redeemable with 30% of the proceeds of the financing, for an amount per share in cash equal to the Corporation's Mandatory Redemption Price (such redemption, the "Triggered Optional Redemption" and such payment amount, the "Triggered Optional Redemption Amount"). The Triggered Optional Redemption Amount is payable in full on the Triggered Optional Redemption Date. The Corporation covenants and agrees that it will honor all Notices of Conversion tendered up until the Triggered Optional Redemption Amount paid in full. 23

(d) Triggering Event Redemption. Each of the following events shall constitute a "Triggering Event" and each of the event in clause (v) shall constitute a "Bankruptcy Triggering Event": (i) any failure to pay any Dividend, Buy-In or other amounts as and when the same shall become due and payable under the Certificate of Designation and/or any of the other Transaction Documents (whether on a Conversion Date, Accelerated Redemption Date, Triggered Optional Redemption Date, Monthly Mandatory Redemption Date, Triggering Event Redemption Date and/or any other date when any funds are due to be redeemed, converted and/or otherwise paid to the Holder by the Corporation and/or any Subsidiary, whether by acceleration or otherwise), including, without limitation, any failure to pay any redemption payments or amounts thereunder, or under any other Transaction Document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby; (ii) the Corporation and/or any Subsidiary shall fail to maintain a minimum cash and cash equivalents balance of $10,000,000 at any time while the Series B Preferred Stock is outstanding or shall fail to observe, perform and/or breaches any material covenant, provision, or agreement contained in this Certificate of Designation, the Transaction Documents, a breach by the Corporation of its obligations to deliver Conversion Shares to the Holder upon conversion of the Series B Preferred Stock, which failure is not cured, if possible to cure, within the earlier to occur of (A) five (5) Trading Days after notice of such failure is sent by the Holder or by any other Holder to the Corporation and (B) ten (10) Trading Days after the Corporation has become or should have become aware of such failure; (iii) a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents, or (B) any other material agreement, lease, document or instrument to which the Corporation or any Subsidiary is obligated (and not covered by clause (vi) below; (iv) any material representation or warranty made in any of the Transaction Documents, any written statement pursuant hereto or thereto, any other agreement, contract, lease, document or instrument to which the Corporation or any Subsidiary is obligated (including those covered by clause (vi) below), or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made; (v) the Corporation or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event; (vi) the Corporation or any Subsidiary shall default on any of its obligations under any mortgage, credit and/or loan agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $50,000 whether such Indebtedness now exists or shall hereafter be created, and (b) results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; 24

(vii) the suspension from trading or quotation of the Common Stock, or the failure of the Common Stock to be eligible for listing or quotation on a Trading Market for a period of five (5) consecutive Trading Days; (viii) the Corporation shall fail for any reason to deliver Common Stock to a Holder prior to the second (2nd) Trading Day after a Conversion Date or otherwise, or the Corporation shall provide at any time notice to the Holder, including by way of public announcement, of the Corporation's intention to not honor requests for conversions of the Series B Preferred Stock in accordance with the terms hereof; (ix) the Corporation fails to file with the Commission any required reports under Section 13 or 15(d) of the Exchange Act, which failure is not cured, if possible to cure, prior to the expiration of the applicable grace period permitted under Rule 12b-25 of the Exchange Act, further provided that the Corporation files a Form 12b-25 for such report; (x) the Corporation shall fail to maintain a sufficient number ofauthorized but unissued and otherwise unreserved shares of Common Stock for the issuance of 300% of all the shares then issuable pursuant to the Certificate of Designation and such failure is not cured within five (5) Trading Days; (xi) any monetary judgment, writ or similar final process shall be entered or filed against the Corporation, any Subsidiary or any of their respective property or other assets for more than $250,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of forty-five (45) calendar days; (xii) the Corporation shall fail to obtain all necessary approvals of the issue and sale of all Common Stock issuable in connection with the Series B Preferred Stock and/or Transaction Documents, including, but not limited to, all Conversion Shares and Common Stock to be issued as Dividends and or otherwise, consistent with the rules and regulations of the principal Trading Market as of the Original Issue Date; (xiii) the electronic transfer by the Corporation of Common Stock through the Depository Trust Company or another established clearing corporation is no longer available or is subject to a "chill"; (xiv) any Change of Control Transaction occurs; (xv) the Corporation fails to (1) file a Preliminary Information Statement on Schedule 14C with the Commission within thirty (30) days of the Closing Date, (2) to file a Definitive Information Statement on Schedule 14C with the SEC on the eleventh day after the requisite ten day waiting period and immediately mail the Definitive Information Statement on Schedule 14C to the Corporation's shareholders ( assuming no comments from the Commission have been received with respect to such filing prior to such eleventh day) or within five (5) days of the receipt of any comments, fails to file a response to such comments or (3) to obtain all necessary approvals (including approval of Nasdaq Capital Market) of the issue and sale of all Conversion Shares, without any Exchange Cap limitation and or otherwise, consistent with the rules and regulations of the principal Trading Market within six months of the Closing Date; and (xvi) the registration statement registering the Series B Preferred Stock and Common Stock shall no longer be effective. 25

(e) Notice of a Triggering Event; Redemption Right. Upon the occurrence of a Triggering Event with respect to the Series B Preferred Stock, the Corporation shall within one (1) Business Day deliver written notice thereof via facsimile or electronic mail and overnight courier (with next day delivery specified) (an "Triggering Event Notice") to each Holder. At any time after the earlier of a Holder's receipt of a Triggering Event Notice and such Holder becoming aware of a Triggering Event (such earlier date, the "Triggering Event Right Commencement Date") and ending (such ending date, the "Triggering Event Right Expiration Date", and each such period, an "Triggering Event Redemption Right Period'') on the sixtieth (60th ) Trading Day after the later of (x) the date such Triggering Event is cured and (y) such Holder's receipt of a Triggering Event Notice that includes (I) a reasonable description of the applicable Triggering Event, (II) a certification as to whether, in the opinion of the Corporation, such Triggering Event is capable of being cured and, if applicable, a reasonable description of any existing plans of the Corporation to cure such Triggering Event and (III) a certification as to the date the Triggering Event occurred and, if cured on or prior to the date of such Triggering Event Notice, the applicable Triggering Event Right Expiration Date, such Holder may require the Corporation to redeem ( a "Triggering Event Redemption") for cash (regardless of whether such Triggering Event has been cured on or prior to the Triggering Event Right Expiration Date) all or any of the Series B Preferred Stock by delivering written notice thereof (the "Triggering Event Redemption Notice'') to the Corporation, which Triggering Event Redemption Notice shall indicate the number of the Series B Preferred Stock such Holder is electing to redeem. Each of the shares of Series B Preferred Stock subject to redemption by the Corporation pursuant to this Section 9(e) shall be redeemed by the Corporation within five days of delivery of Triggering Event Redemption Notice (the "Triggering Event Redemption Date") at a price equal to the product of (x) 115% and (y) the Corporation's Mandatory Redemption Price (the "Triggering Event Redemption Price"). To the extent redemptions required by this Section 9(e) are deemed or determined by a court of competent jurisdiction to be prepayments of the Series B Preferred Stock by the Corporation, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 9(e). until the Triggering Event Redemption Price is paid in full, the Conversion Amount submitted for redemption under this Section 9(e) may be converted, in whole or in part, by such Holder into Common Stock pursuant to the terms of this Certificate of Designation. In the event of the Corporation's redemption of any of the Series B Preferred Stock under this Section 9(e). a Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for such Holder. Accordingly, any redemption premium due under this Section 9(e) is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder's actual loss of its investment opportunity and not as a penalty. Any redemption upon a Triggering Event shall not constitute an election of remedies by the applicable Holder or any other Holder, and all other rights and remedies of each Holder shall be preserved. (f) Mandatory: Redemption upon Bankruptcy Triggering Event. Notwithstanding anything to the contrary herein, and notwithstanding any conversion that is then required or in process, upon any Bankruptcy Triggering Event, the Corporation shall immediately redeem, in cash, each of the shares of Series B Preferred Stock then outstanding at a redemption price equal to the applicable Triggering Event Redemption Price (calculated as if such Holder shall have delivered the Triggering Event Redemption Notice immediately prior to the occurrence of such Bankruptcy Triggering Event), without the requirement for any notice or demand or other action by any Holder or any other person or entity, provided that a Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Triggering Event, in whole or in part, and any such waiver shall not affect any other rights of such Holder or any other Holder hereunder, including any other rights in respect of such Bankruptcy Triggering Event, any right to conversion, 26 and any right to payment of such Triggering Event Redemption Price or any other Redemption Price, as applicable. (g) Change of Control Redemption Right. No sooner than twenty (20) Trading Days nor later than ten (10) Trading Days prior to the consummation ofa Change of Control (the "Change of Control Date"), but not prior to the public announcement of such Change of Control, the Corporation shall deliver written notice thereof via facsimile and overnight courier to each Holder (a "Change of Control Notice'') At any time during the period beginning after a Holder's receipt of a Change of Control Notice or such Holder becoming aware of a Change of Control if a Change of Control Notice is not delivered to such Holder in accordance with the immediately preceding sentence (as applicable) and ending on the later of twenty (20) Trading Days after (A) consummation of such Change of Control or (B) the date of receipt of such Change of Control Notice, such Holder may require the Corporation to redeem all or any portion of such Holder's Series B Preferred Stock ("Change of Control Redemption'') by delivering written notice thereof ("Change of Control Redemption Notice'') to the Corporation, which Change of Control Redemption Notice shall indicate the number of shares of Series B Preferred Stock such Holder is electing to have the Corporation redeem. Each share of Series B Preferred Stock subject to redemption pursuant to this Section 9(g) shall be redeemed by the Corporation in cash at a price equal to the greater of (i) product of 115% multiplied by the Corporation's Mandatory Redemption Price and (ii) the prevailing Conversion Price plus all accrued but unpaid Dividends (the "Change of Control Redemption Price"). Redemptions required by this Section 9(g) shall have priority to payments to all other stockholders of the Corporation in connection with such Change of Control. To the extent redemptions required by this Section 9(g) are deemed or determined by a court of competent jurisdiction to be prepayments of the Series B Preferred Stock by the Corporation, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 9(g), but subject to Section 6(d). until the applicable Change of Control Redemption Price (together with any late charges thereon) is paid in full to the applicable Holder, the Series B Preferred Stock submitted by such Holder for redemption under this Section 9(g) may be converted, in whole or in part, by such Holder into Common Stock pursuant to Section 6 or in the event the Conversion Date is after the consummation of such Change of Control, stock or equity interests of the Successor Entity substantially equivalent to the Corporation's shares of Common Stock pursuant to Section 7. In the event of the Corporation's redemption of any of the Series B Preferred Stock under this Section 9(g). such Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for a Holder. Accordingly, any redemption premium due under this Section 9(g) is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder's actual loss of its investment opportunity and not as a penalty. The Corporation shall make payment of the applicable Change of Control Redemption Price concurrently with the consummation of such Change of Control if a Change of Control Redemption Notice is received prior to the consummation of such Change of Control and within two (2) Trading Days after the Corporation's receipt of such notice otherwise (the "Change of Control Redemption Date'') Redemptions required by this Section 9 shall be made in accordance with the provisions of Section 9(h). (h) If a Holder has submitted a Change of Control Redemption Notice in accordance with Section 9(g), the Corporation shall deliver the applicable Change of Control Redemption Price to such Holder in cash concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five (5) Business Days after the Corporation's receipt of such notice otherwise. In the event that the Corporation does not pay the applicable Triggering Event Redemption Price or Change of Control Redemption Price to a Holder within the time period required for any reason (except if such payment is prohibited 27 pursuant to the DGCL ), at any time thereafter and until the Corporation pays such unpaid Triggering Event Redemption Price or Change of Control Redemption Price in full, such Holder shall have the option, in lieu of redemption, to require the Corporation to promptly return to such Holder all or any of the shares of Series B Preferred Stock that were submitted for redemption and for which the applicable Triggering Event Redemption Price or Change of Control Redemption Price (together with any late charges thereon) has not been paid. Upon the Corporation's receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Series B Preferred Stock, (y) the Corporation shall immediately return the applicable Series B Preferred Stock certificate, or issue a new Preferred Stock Certificate, to such Holder, and in each case the declared and unpaid dividend amount of such Preferred Stock shall be increased by an amount equal to the difference between (1) the applicable Redemption Price (as the case may be, and as adjusted pursuant to this Section 9(h). if applicable) minus (2) the Stated Value portion of the Conversion Amount submitted for redemption and (z) the Conversion Price of such Preferred Shares shall be automatically adjusted with respect to each conversion effected thereafter by such Holder to the lowest of (A) the Conversion Price as in effect on the date on which the applicable Redemption Notice is voided, (B) the greater of (x) the Floor Price and (y) 75% of the lowest Closing Bid Price of the Common Stock during the period beginning on and including the date on which the applicable Redemption Notice is delivered to the Corporation and ending on and including the date on which the applicable Redemption Notice is voided and (C) the greater of (x) the Floor Price and (y) 75% of the quotient of (I) the sum of the five (5) lowest VWAPs of the Common Stock during the twenty (20) consecutive Trading Day period ending and including the Trading Day immediately preceding the applicable Conversion Date divided by (II) five (5) (it being understood and agreed that all such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period). A Holder's delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Corporation's obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Preferred Shares subject to such notice. (i) Independent Investigation. At the request ofany Holder either (x) at any time when a Triggering Event has occurred and is continuing, (y) upon the occurrence of an event that with the passage of time or giving of notice would constitute a Triggering Event or (z) at any time such Holder reasonably believes a Triggering Event may have occurred or be continuing, the Corporation shall hire an independent, reputable investment bank selected by the Corporation and approved by such Holder to investigate as to whether any breach of the Certificate of Designation has occurred (the "Independent Investigator"). If the Independent Investigator determines that such Triggering Event has occurred, the Independent Investigator shall notify the Corporation of such Triggering Event and the Corporation shall deliver written notice to each Holder of such Triggering Event. In connection with such investigation, the Independent Investigator may, during normal business hours, inspect all contracts, books, records, personnel, offices and other facilities and properties of the Corporation and its Subsidiaries and, to the extent available to the Corporation after the Corporation uses reasonable efforts to obtain them, the records ofits legal advisors and accountants (including the accountants' work papers) and any books of account, records, reports and other papers not contractually required of the Corporation to be confidential or secret, or subject to attorney client or other evidentiary privilege, and the Independent Investigator may make such copies and inspections thereof as the Independent Investigator may reasonably request. The Corporation shall furnish the Independent Investigator with such financial and operating data and other information with respect to the business and properties of the Corporation as the Independent Investigator may reasonably request. The Corporation shall permit the Independent Investigator to discuss the affairs, finances and accounts of the Corporation with, and to make proposals and furnish advice with respect thereto to, the Corporation's officers, directors, key employees and independent public 28 accountants or any of them (and by this provision the Corporation authorizes said accountants to discuss with such Independent Investigator the finances and affairs of the Corporation and any Subsidiaries), all at such reasonable times, upon reasonable notice, and as often as may be reasonably requested. (i) General. Notwithstanding anything to the foregoing contained herein, on each Monthly Mandatory Redemption Date, Accelerated Redemption Date, Triggered Optional Redemption Date and Triggering Event Redemption Date shall ( a) first redeem, on a pro rata basis in accordance with the number of shares of Series A Preferred Stock owned by each Holder, that number of outstanding shares of Series A Preferred Stock which the Corporation is obligated to redeem pursuant to Section 9 of the Series A Certificate of Designation and (b) next redeem, on a pro rata basis in accordance with the number of shares of Series B Preferred Stock owned by each Holder, any shares of Series B Preferred Stock which the Corporation is obligated to redeem pursuant to this Section 9. If on any Monthly Mandatory Redemption Date, Accelerated Redemption Date, Triggered Optional Redemption Date and Triggering Event Redemption Date, Delaware law governing distributions to stockholders prevents the Corporation from redeeming all shares of Series A Preferred Stock and Series B Preferred Stock to be redeemed, the Corporation shall (1) first ratably redeem the maximum number of shares of Series A Preferred Stock that it may redeem consistent with such law, until all shares which the Corporation is obligated to redeem pursuant to Section 9 of the Series A Certificate of Designation are redeemed, and (2) next ratably redeem the maximum number of shares of Series B Preferred Stock that it may redeem consistent with such law, until all shares which the Corporation is obligated to redeem pursuant to this Section 9 are redeemed. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series A Preferred Stock, if any, and Series B Preferred Stock, if any, which the Corporation is then obligated to redeem, such funds shall be used, within five (5) Business Days, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above. Section 10. Miscellaneous. (a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile or email attachment, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at 4800 140th Avenue N., Suite 101, Clearwater, Florida Attention: Joseph Marinucci, Chief Executive Officer, email address jmarinucci@dmsgroup.com, or such other email address or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 10. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by email attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at the email address or address of such Holder appearing on the books of the Corporation, or if no such email address or address appears on the books of the Corporation, at the principal place of business of such Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via email attachment at the email address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via email attachment at the email address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. 29

(b) Lost or Mutilated Preferred Stock Certificate. If a Holder's Series B Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series B Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation (which shall not include the posting of any bond) . ( c) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. (d) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day. (e) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof. (f) Status of Converted or Redeemed Preferred Stock. Shares of Series B Preferred Stock may only be issued pursuant to the Purchase Agreement. If any shares of Series B Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares may not be reissued and shall automatically be retired and cancelled and shall resume the status of authorized but unissued shares of preferred stock. ********************* 30

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 30 day of March, 2023. Name: Joseph Marinucci Title: Chief Executive Officer 32

ANNEX A NOTICE OF CONVERSION (TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF SERIES B PREFERRED STOCK) The undersigned hereby elects to convert the number of shares of Series B Convertible Redeemable Preferred Stock indicated below into shares of common stock, par value $0.0001 per share (the "Common Stock"), of Digital Media Solutions, Inc., a Delaware corporation (the "Corporation"), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the Holders for any conversion, except for any such transfer taxes. Conversion calculations: Date to Effect Conversion: --------------------Number of shares of Series B Preferred Stock owned prior to Conversion: ______ _ Number of shares of Series B Preferred Stock to be Converted: ----------- St ate d Value of shares of Series B Preferred Stock to be Converted: --------- Number of shares of Common Stock to be Issued: ------------ Applicable Conversion Price: ___________________ _ Number of shares of Series B Preferred Stock subsequent to Conversion: ______ _ Address for Delivery: _________ _ Or DW AC Instructions: Broker no: ---- Account no: ____ _ HOLDER By: --------------Name: Title: 32